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                                                                       Exhibit 5


                 [American International Group, Inc. letterhead]




                                                         August 29, 2001





American International Group, Inc.
   70 Pine Street
      New York, New York 10270

Ladies and Gentlemen:

                  In connection with the registration under the Securities Act of 1933 (the "ACT") of 28,971,381 shares (the "SHARES") of common stock, par value $2.50 per share (the "COMMON STOCK"), of American International Group,
Inc. (the "COMPANY") to be offered under the American General Corporation 1984 Stock and Incentive Plan, the American General Corporation 1997 Stock and Incentive Plan, the American General Corporation 1999 Stock and Incentive Plan, the Western National Corporation 1993 Stock and Incentive Plan and the USLIFE Corporation 1991 Stock Option Plan (collectively, the "OPTION PLANS"), the American General Employees' Thrift and Incentive Plan, the American General Agents' and Managers' Thrift Plan and the CommoLoCo Thrift Plan (collectively, the "THRIFT PLANS") and the American General Deferred Compensation Plan (as amended and restated, the "DEFERRED COMPENSATION PLAN" and together with the Option Plans and the Thrift Plans, the "STOCK PLANS") and an indeterminate amount of participation interests (the "PARTICIPATION INTERESTS") to be offered under the Thrift Plans, I, as Vice President and Associate General Counsel of
the Company, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or
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American International Group, Inc.                                           -2-


appropriate for the purposes of this opinion. Upon the basis of such examination, I advise you that, in my opinion:

                  (1) When the Registration Statement has become effective under the Act and the Shares are duly issued and delivered pursuant to the Stock Plans, the Shares will be duly and validly issued, fully paid and non-assessable.

                  (2) When the Registration Statement has become effective under the Act and the Participation Interests are duly issued and delivered pursuant to the Thrift Plans, the Participation Interests will be duly and validly issued, fully paid and non-assessable.

                  The foregoing opinion is limited to the Federal laws of the United States, and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

                  I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible and I have assumed that the certificates for the Shares will conform to the specimen of Common Stock examined by me and will be duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock, that at the time of delivery of each Share all conditions to such delivery shall have been satisfied or waived, and that the signatures on all documents examined by me are genuine, assumptions which I have not independently verified.
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American International Group, Inc.                                           -3-

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Interests of Named Experts and Counsel" in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                               Very truly yours,


                                               /S/ Kathleen E. Shannon
                                               --------------------------------
                                               Kathleen E. Shannon
                                               Vice President and
                                               Associate General Counsel